As filed with the Securities and Exchange Commission on September 30, 2004

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              MIKRON INFRARED, INC.
--------------------------------------------------------------------------------
      (Exact name of Registrant as Specified in Its Governing Instruments)

                                16 THORNTON ROAD
                            OAKLAND, NEW JERSEY 07436
                                 (201) 405-0900
--------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                              MIKRON INFRARED, INC.
                AMENDED AND RESTATED OMNIBUS STOCK INCENTIVE PLAN
            AND ONE OPTION FOR THE PURCHASE OF SHARES OF COMMON STOCK
                              (Full Title of Plan)

                              MR. GERALD D. POSNER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              MIKRON INFRARED, INC.
                                16 THORNTON ROAD
                            OAKLAND, NEW JERSEY 07436
                                 (201) 405-0900
--------------------------------------------------------------------------------
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of
                               Agent for Service)

                                   Copies to:

                             Steven D. Dreyer, Esq.
                                 Arent Fox PLLC
                                  1675 Broadway
                            New York, New York 10019
                                 (212) 484-3917

                         CALCULATION OF REGISTRATION FEE

------------------------- ------------------------- ----------------------- ----------------------- ------------------
 TITLE OF EACH CLASS OF   AMOUNT TO BE REGISTERED      PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
    SECURITIES TO BE                                  OFFERING PRICE PER      AGGREGATE OFFERING    REGISTRATION FEE
       REGISTERED                                         SHARE (2)               PRICE (2)
------------------------- ------------------------- ----------------------- ----------------------- ------------------
Common Stock, $.003 par        1,018,000 (1)                $4.16                 $4,234,880             $536.56
value
------------------------- ------------------------- ----------------------- ----------------------- ------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c), (h)(1) and (h)(3), based on the average of the high and low prices for our Common Stock as reported on the Nasdaq SmallCap Market on September 28, 2004.

                                EXPLANATORY NOTE

         Pursuant to this Registration Statement, we are registering 978,000 shares of our common stock issuable under our Amended and Restated Omnibus Stock Incentive Plan, and the unexercised balance of 40,000 shares of our common stock that are issuable pursuant to an option for the purchase of 50,000 shares of common stock granted to one of our employees.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus to be used for offers and sales of our Common Stock covered by this Registration Statement has been omitted in accordance with the Note to Part I of Form S-8.

                                     PART IA

PROSPECTUS

                                 978,000 SHARES

                              MIKRON INFRARED, INC.

                                  COMMON STOCK

         This prospectus is being used in connection with the offering from time to time by our employees and non-employee directors, who are considered for purposes of this prospectus to be selling shareholders, who may be deemed our "affiliates" as defined in Rule 405 under the Securities Act of 1933, as amended, of shares of our common stock that have been or may be acquired by them pursuant to our Amended and Restated Omnibus Stock Incentive Plan.

         Our common stock is traded on the Nasdaq SmallCap Market under the symbol MIKR. On September 28, 2004, the closing price of the common stock on the Nasdaq SmallCap Market was $4.26 per share.

INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 5 IN DETERMINING WHETHER TO PURCHASE THE COMMON STOCK.

         The selling shareholders may sell the shares of common stock described in this prospectus in public or private transactions, on or off the Nasdaq SmallCap Market, at prevailing market prices, or at privately negotiated prices. The selling shareholders may sell shares directly to purchasers or through brokers or dealers. Brokers or dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. For more information on how the shares may be distributed, see "Plan of Distribution" on page 12.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person has been authorized to give any information or to make any representation, other than those in this prospectus, in connection with the offer contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of the securities offered hereby in any state to or from any person to whom it is unlawful to make or solicit such an offer in such state.


               The date of this Prospectus is September 30, 2004.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

Overview of Our Business..................................................    3
Risk Factors..............................................................    5
Use of Proceeds...........................................................   11
Selling Shareholders......................................................   11
Plan of Distribution......................................................   12
SEC's Position on Indemnification for Securities Act Liabilities..........   14
Legal Matters.............................................................   16
Experts...................................................................   16
Where You Can Find More Information.......................................   16


                                    .........


         Throughout this prospectus, the "Company," "we," "us," and "our," and other possessive and other derivations thereof, refer to Mikron Infrared, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

         This prospectus is part of a registration statement we filed with the Securities and Exchange Commission ("SEC"). We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. PLEASE READ THIS ENTIRE PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION TO PURCHASE SHARES IN THIS OFFERING. You should rely only on the information provided in, and incorporated by reference into, this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document. We have authorized no one to provide you with different information.

                           FORWARD-LOOKING STATEMENTS

         In our effort to make the information in this prospectus more meaningful, this prospectus contains or incorporates by reference both historical and forward-looking statements. All statements other than statements of historical fact are forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in or incorporated by reference into this prospectus are not based on historical facts, but rather reflect the current expectations of our management concerning future results and events.

      The forward-looking statements generally can be identified by the use of terms such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will" or other similar words or phrases. Similarly, statements that describe our objectives, plans, or goals are, or may be, forward-looking statements.

      Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Mikron to be different from any future results, performance and achievements expressed or implied by these statements. You should review carefully all information, including the financial statements and the notes to the financial statements incorporated by reference into this prospectus. In addition to the factors discussed under "Risk Factors," the following important factors could affect future results, causing the results to differ materially from those expressed in the forward-looking statements in this prospectus:

      o general and market-specific economic and business conditions, both nationally and internationally;

      o our acquisition opportunities and our ability to integrate acquisitions;

      o our expectations and estimates concerning future financial performance;

      o     our ability to obtain sufficient supplies of critical components;

      o our ability to respond to the rapid technological change in the markets in which we compete;

      o     our ability to successfully introduce new or enhanced products;

      o     financing plans and the impact of competition;

      o economic and other disruptions and uncertainties resulting from the post-9/11 war on terrorism, including military action such as the conflict in Iraq that commenced earlier this year, new terrorist attacks, actual or threatened, and related political events; and

      o anticipated trends in our business, including those described in the information contained in the Management's Discussion and Analysis section of our Reports on SEC Forms 10-KSB and 10-QSB which have been and shall be incorporated by reference into this prospectus.

      These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in the forward-looking statements in this prospectus. Other unknown or unpredictable factors also could have material adverse effects on the future results of Mikron.

                            OVERVIEW OF OUR BUSINESS

      We have been developing, manufacturing, marketing and servicing equipment and instruments for non-contact temperature measurement since 1969. Our products employ infrared sensing technologies to measure the temperature of moving objects, or stationary objects in environments or situations where contact temperature measurement would be difficult, hazardous or impracticable, and wherever rapid temperature changes must be accurately tracked instantaneously. Our product offerings include

      o hand-held infrared thermometers which are predominantly used in industrial quality control and maintenance applications;

      o "fixed" infrared thermometers which are incorporated as integral components of production equipment used by laboratories and original equipment manufacturers, both domestic and foreign;

      o     high resolution thermal imaging products;

      o "blackbody" radiation calibration sources, which are instruments that provide the user with an extremely precise temperature source that is employed to calibrate infrared thermometers, radiometers, heat flux meters, thermal imaging systems, spectrographic analyzers and other precision instruments that must be calibrated to a known, highly precise temperature standard; and

      o a variety of accessories and optional equipment for our infrared temperature measurement products.

      Our infrared thermometry products and accessories are used industrially:

      o in manufacturing processes to measure the process temperature of metals, wood, plastics, paper, textiles, rubber, glass, ceramics, food and chemicals;

      o for condition monitoring and preventative and predictable maintenance purposes to check temperatures of kiln walls, heat exchangers, boilers, engines, compressors, transmissions, bearings, gears, pumps, steam lines and traps, transformers, electrical switch gear;

      o     for heat loss prevention; and

      o for quality control to test the temperature and integrity of electronic equipment, electrical components and circuitry, insulation, and cooling and heating systems.

      Our E2Technology lines of infrared thermometers and systems are based upon technologies and designs developed by E Square Technologies Corp. ("E2T"), a California-based company we acquired in May 2000. We market our E2Technology lines of products under our Pulsar and Quasar brand names for use in a variety of applications and industries, including hazardous waste incinerators, furnaces, rotating kilns, high temperature reactors, glass plants, chemical plants, pulp mills, steel mills, petrochemical plants and oil and gas refineries.

      Our European subsidiary companies - the IMPAC companies - were acquired in November 2002. They also develop, manufacture, sell and service various models of:

         o portable and fixed non-contact temperature measurement devices that have been engineered for measurement of temperatures ranging from minus 32(degree) C to 3,500(degree) C in more than 1,500 industrial apPlications;

         o portable contact temperature measurement devices that measure temperatures ranging from minus 200(degree) C to 1,300(degree) C; and

         o        blackbody calibration sources.

         We sell the products that we manufacture in the United States under the Mikron(R), IR-Man(R), Pyrovision(R), Infracouple(R) and Spyglass(R) registered brand names. Those products are sold through a network of approximately 100 independent sales representatives located throughout the world.

         The IMPAC companies sell their products under the impac(R), Infratherm(R) and Tastotherm(R) registered brand names through a direct sales force in Germany, and through sales offices maintained by our subsidiary, IMPAC France Sarl in France and by our English subsidiary, IMPAC Infrared Ltd. in Great Britain. Throughout the rest of the world, the IMPAC companies sell their products via a network of sales representatives.

         We are a New Jersey corporation. The address of our principal executive office is: 16 Thornton Road, Oakland, New Jersey 07436. The telephone and facsimile numbers at that office are: (201) 405-0900 and (201) 405-0090. Information about us is available on the internet at www.mikroninfrared.com, www.irimaging.com and www.ir-impac.com.

                                  RISK FACTORS

         An investment in our common stock involves risks. You should read and carefully consider the following risk factors in addition to all other information in this prospectus before making an investment in our common stock.

Fluctuations in our quarterly and annual operating results make it difficult to predict our future performance

         Our quarterly and annual operating results are likely to fluctuate in the future due to a variety of factors, some of which are beyond our control. As a result of the fluctuations in our quarterly operating results, we believe that quarter-to-quarter comparisons of our operating results are not necessarily meaningful and should not be relied upon as indicators of future performance. Factors that may affect our future operating results include:

         o the timing, number and size of orders from, and shipments to, our customers, as well as the relative mix of those orders;

         o the timing and market acceptance of our or our competitors' new products, product enhancements or technologies;

         o        changes in our or our competitors' pricing policies;

         o        the timing and amount of any inventory write downs;

         o our ability to obtain sufficient supplies of critical components;

         o        foreign currency fluctuations;

         o costs associated with the acquisition of other businesses, product lines or technologies;

         o our ability to integrate acquired businesses, product lines or technologies; and

         o general economic conditions, both domestically and internationally.

Our future success will depend on our ability to respond to the rapid technological change in the markets in which we compete

         The markets for single point temperature measurement and thermal imaging equipment are characterized by rapid technological developments and frequent new product introductions, enhancements and modifications. Our success will depend in large part on our ability to develop new technologies that anticipate changing customer requirements. We may need to make substantial capital expenditures and incur significant research and development costs to develop and introduce new products and enhancements. If we fail to timely develop and introduce new technologies, our business, financial condition and results of operations would be adversely affected. From time to time, we or our competitors may announce new products, product enhancements or technological innovations that have the potential to replace or shorten the life cycles of our products and that may cause customers to defer purchasing our existing products, resulting in inventory obsolescence.

We must successfully introduce new or enhanced products to be successful

         Our future success depends on our ability to continue to improve our existing products and to develop new products using the latest technology that can satisfy customer requirements. For example, we believe that our long term success will depend on increasing acceptance of our line of thermal imaging systems, sales of which we expect to generate a substantial amount of our annual revenue. We are also investing a significant amount of our financial resources in the enhancement of some of our other existing products. We cannot be certain that we will successfully complete these enhancements within the necessary time period or that customers will accept our new products, or any future products. Our failure to complete the enhancement of these products or the failure of our current or future products to gain or maintain market acceptance could have a material adverse effect on our business, financial condition and results of operations.

Competition in the market for thermal imaging equipment is intense and our failure to compete effectively would adversely affect our business

         Competition in the markets for our products is intense. The speed with which companies can identify new applications for non-contact temperature measurement systems and devices, develop products to meet those needs and supply commercial quantities at low prices to the market are important competitive factors. We believe the principal competitive factors in our markets are product features, reliability and price. In the case of our thermal imaging systems, a further factor affecting our ability to compete is the availability of microbolometers from the limited number of manufacturers who can supply that device in quantities sufficient to meet our needs. Additionally, our products compete indirectly with other lower cost products, such as thermocouples. Finally, many of our competitors have greater financial, technical, research and development and marketing resources than we do. All of these factors result in greater challenges from our existing competitors as well as increasing competition from new competitors and require us to continue to invest in, and focus on, research and development and new product innovation. No assurance can be given that we will be able to compete effectively in the future, which would have a material adverse effect on our business, financial condition and results of operations.

Dependence on limited source suppliers of components of our products exposes us to risks that could result in delays in satisfying customer demand, increased costs and loss of revenue

         In some cases, we rely on a limited source of suppliers to provide certain components for our products. Accordingly, we could experience a shortage in the supply of some of our components. In particular, we acquire the microbolometers or uncooled focal plane arrays that we integrate into our Mikroscan thermal imaging product lines from two third party sources of that component. Our business, financial condition and results of operations could be materially and adversely affected in the event that either (i) the number of microbolometers delivered to us is insufficient to satisfy our requirements or
(ii) we are obligated to purchase microbolometers in excess of the number we require.

         Based on past experience, we expect to occasionally receive late deliveries or to experience inadequate supplies of certain components. If the components provided by any significant supplier were to become unavailable, our manufacturing operations would be disrupted. Unless we could identify and qualify acceptable replacement components or redesign our products with different components, we might not be able to obtain necessary components on a timely basis or at acceptable prices. Any extended interruption in the supply of sole or limited source components would have a material adverse effect on our business, financial condition and results of operations.

Our future success depends in part on attracting and retaining key senior management and qualified technical and sales personnel

         Our future success depends on the efforts and continued services of our key executives and our ability to attract and retain qualified technical and sales personnel. Significant competition exists for such personnel and we cannot assure the retention of our key technical and sales personnel or our ability to attract, assimilate and retain other highly qualified technical and sales personnel as may be required in the future. We also cannot assure that employees will not leave and subsequently compete against us. If we are unable to attract and retain key personnel, our business, financial condition and results of operations could be adversely affected.

Any acquisition or equity investment we make could disrupt our business and harm our financial condition and results of operations

         We have in the past, and may in the future, acquire complementary businesses or technologies or enter into joint ventures. We may experience difficulties in assimilating the personnel, operations, products and technology acquired in any future acquisitions or investments we make. Additionally, we could lose the key personnel from any of the companies that we acquire, incur unanticipated costs and assume new liabilities. Any of these difficulties could disrupt our ongoing business, distract our management and employees and increase our expenses. Furthermore, we might have to incur additional debt or issue additional equity securities to pay for any future acquisitions. The issuance of any additional equity securities could dilute our existing shareholders' ownership. No assurance can be given that we will realize the anticipated benefits of any acquisition or that such acquisition will not have a material adverse effect on our business, financial condition and results of operations.

We face risks from international sales and currency fluctuations

         We market and sell our products worldwide. As a result of our recent acquisition of the IMPAC companies, we anticipate that international sales will account for an increasingly significant portion of our revenue. For the year ended October 31, 2003 and the nine months ended July 31, 2004, international sales accounted for 51% and 55%, respectively, of our net sales revenue. Our international sales are subject to a number of risks, including:

         o        the imposition of governmental controls;

         o        restrictions on the export of critical technology;

         o        trade restrictions;

         o        difficulty in collecting receivables;

         o        inadequate protection of intellectual property;

         o        labor union activities;

         o        changes in tariffs and taxes;

         o difficulties in staffing and managing international operations;

         o        political and economic instability; and

         o        general economic conditions.

         Historically, currency fluctuations have not materially affected our operating results. However, as a result of the increasing significance of sales made by, and the operating expenses incurred by the IMPAC companies in currencies other than US dollars, changes in the value of foreign currencies in which our and their sales are denominated or the costs incurred by us and by them could in the future cause fluctuations in our operating results. Historically, the majority of our international sales have been denominated in U.S. dollars. We expect that to change as a result of the IMPAC companies acquisition. With respect to international sales denominated in U.S. dollars, a decrease in the value of foreign currencies relative to the U.S. dollar could make our products less price-competitive. The same may prove to be true with regard to the relative competitiveness of our IMPAC products in the event of a decrease in the Euro relative to the U.S dollar. No assurance can be given that these factors will not have a material adverse effect on our future international sales and operations and, consequently, on our business, financial condition and results of operations.

We may not be successful in maintaining and obtaining the necessary licenses to conduct operations abroad, and Congress may prevent proposed sales to foreign governments

         Licenses are required from government agencies under the Export Administration Act, the Trading with the Enemy Act of 1917 and the Arms Export Control Act of 1976 for export of some of our products. We can give no assurance that we will be successful in obtaining these licenses. Failure to obtain or delays in obtaining these licenses would prevent or delay us from selling our products outside the United States and would have a material adverse effect on our business, financial condition and results of operations.

Our products may suffer from defects or errors leading to substantial damage or warranty claims

         Our products use complex system designs and components that may contain errors or defects, particularly when we incorporate new technology into our products or release new versions. While we have not yet had to recall a product, if any of our products are defective, we might be required to redesign or recall those products or pay substantial damages or warranty claims. Such an event could result in significant expenses, disrupt sales and affect our reputation and that of our products which would have a material adverse effect on our business, financial condition and results of operations. Furthermore, product defects could result in substantial product liability. We maintain product liability insurance, but cannot be certain that it is adequate or will remain available on acceptable terms.

Our inability to protect our intellectual property and proprietary rights and avoid infringing the rights of others could harm our competitive position and our business

         Our ability to compete successfully and achieve future revenue growth depends, in part, on our ability to protect our proprietary technology and operate without infringing the rights of others. To accomplish this, we rely on trademark and trade secret laws, confidentiality agreements, contractual provisions and, to a lesser degree, on patents, to protect our proprietary rights. Virtually all of our proprietary rights are held in confidence as trade secrets and are not covered by patents, making them more difficult to protect. We do not currently hold any United States patents. Two applications for United States patents covering certain aspects of our technologies are presently pending. If those applications are granted, we cannot be certain that our patents or the trademarks that we hold will not be challenged or circumvented by competitors. Likewise, we cannot be certain that measures taken to protect our proprietary rights will adequately deter their misappropriation or disclosure. We also cannot be certain that we will obtain additional patents or trademarks on our technology. Any failure by us to meaningfully protect our intellectual property could have a material adverse effect on our business, financial condition and results of operations. Moreover, because intellectual property does not necessarily represent a barrier to entry into the thermal imaging industry, there can be no assurance that we will be able to maintain our competitive advantage or that competitors will not develop capabilities equal or superior to ours.

         Litigation over patents and other intellectual property is common in our industry. We cannot assure you that we will not be the subject of patent or other litigation in the future. Defending intellectual property lawsuits and related legal and administrative proceedings could result in substantial expense to us and significant diversion of effort of our personnel. An adverse determination in a patent suit or in any other proceeding to which we may be a party could subject us to significant liabilities. An adverse determination could require us to seek licenses from third parties. If licenses were not available on commercially reasonable terms or at all, our business could be harmed.

Our stock price could fluctuate

         Trading in our common stock in the past has been characterized by single digit prices at thin daily volumes with occasional volume spikes. Furthermore, we are unaware that any analyst covers our stock. Such being the case, many occurrences and events can materially change the price of our stock on a given day or over a short period of time. Factors that may cause fluctuations in our stock price include:

         o        fluctuations in our quarterly operating results;

         o local, regional, national and international economic trends that affect the purchasing capacities of our customers and potential customers;

         o        new product announcements by us or our competitors;

         o        real or perceived changes in the markets for our products; and

         o announcements by us, or our competitors, of new or enhanced products or technological innovations or in the pricing of products.

Future issuances of our common stock could dilute current shareholders and adversely affect the market.

         We have the authority to issue up to 15,000,000 shares of common stock and up to 1,000 shares of convertible preferred stock without shareholder approval. We also have authority to issue options and warrants to purchase shares of our common stock and preferred stock without shareholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders.

Future sales of our common stock also could adversely affect the market.

         Future sales of our common stock into the market, including sales by our officers, directors and principal shareholders, may also depress the market price of our common stock. Sales of these shares of our common stock or the market's perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions. The exercise of outstanding options will dilute our common shareholders and may depress the price of our common stock.

Provisions in our certificate of incorporation and New Jersey law may deter takeover efforts that might be beneficial to shareholder value.

         We have the authority to issue up to 1,000 shares of convertible preferred stock without shareholder approval. The issuance of convertible preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of convertible preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors' authority to issue convertible preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered under this prospectus. All of the shares of common stock being offered are beneficially owned by the selling shareholders named in this prospectus, although we may receive the exercise price in cash upon the exercise of the options pursuant to which the shares of common stock offered under this prospectus shall be acquired by the selling shareholders.

                              SELLING SHAREHOLDERS

         This prospectus relates to shares of common stock that have been or may be acquired by the selling shareholders. The following table sets forth, as of the date of this prospectus, the name and relationship to us of each selling shareholder who is (or may be deemed to be) our affiliate, the number of shares of common stock owned by each selling shareholder prior to the offering, the number of those shares being offered for each selling shareholder's account, the number of shares and the percentage of our common stock to be owned by each selling shareholder after completion of the offering.


                                                                                                 Percentage of Common
   Name of Selling         Number of Shares           Number of           Number of Shares        Stock Beneficially
  Security Holder and      Beneficially Owned                             Beneficially Owned            Owned
     Relationship           Before Offering          Shares Offered          After Offering        After Offering (1)
---------------------     --------------------       --------------      --------------------   ---------------------
Gerald D. Posner,
President and CEO               579,761 (2)              171,428                 408,333                 7.2
Dennis L. Stoneman,
Exec VP                         343,095 (3)                7,500                 335,595                 5.9
Paul A. Kohmescher, VP
and CFO                          25,000 (4)               20,000                   5,000                   -
Lawrence C. Karlson,
Director                        187,000 (5)               47,500                 139,500                 2.5
William J. Eckenrode,
Director                         67,500  (6)              37,500                  30,000                   -
Henry M. Rowan, Director         37,500 (6)               37,500                       0                   -

----------------------
- represents beneficial ownership of less than 1%

(1) Based upon 5,641,056 shares assumed to be issued and outstanding which includes 5,259,628 shares actually issued and outstanding on the date of this prospectus plus an aggregate of 381,428 shares issuable pursuant to options that may be exercised within 60 days of the date of this prospectus.

(2) Includes 171,428 shares that are not currently outstanding, but may be issued pursuant to one or more Plan options that are exercisable within 60 days of the date of this prospectus..

(3) Includes 46,000 shares jointly owned by Mr. Stoneman and his wife, Eileen, as to which they share all voting and dispositive powers and 7,500 shares that are not currently outstanding, but may be issued pursuant to one or more Plan options that are exercisable within 60 days of the date of this prospectus. Does not include 6,000 shares as to which Eileen Stoneman claims sole voting and dispositive powers, 25,500 shares as to which Mr. Stoneman's son, Drew Stoneman, and his wife, Lori Marino, claim shared voting and dispositive powers, 51,000 shares as to which Mr. Stoneman's son, Dennis Stoneman, Jr., and his wife, Sandra, claim sole or shared voting and dispositive powers and 6,000 shares as to which Mr. Stoneman's mother in law, Millie Merolla, claims sole voting and dispositive powers.

(4) Includes 20,000 shares that are not currently outstanding, but may be issued pursuant to one or more Plan options that are exercisable within 60 days of the date of this prospectus.

(5) Includes 47,500 shares that are not currently outstanding, but may be issued pursuant to one or more Plan options that are exercisable within 60 days of the date of this prospectus.

(6) Includes 37,500 shares that are not currently outstanding, but may be issued pursuant to one or more Plan options that are exercisable within 60 days of the date of this prospectus.

                              PLAN OF DISTRIBUTION

         The selling shareholders or their respective pledgees, donees, transferees or other successors-in-interest:

         o may sell shares of common stock offered hereby by delivery of this prospectus from time to time in one or more transactions (which may involve block transactions) on the Nasdaq SmallCap Market service or on such other market on which the common stock may from time to time be trading;

         o may sell the shares offered hereby in privately negotiated transactions, may sell shares of common stock short and (if such short sales were effected pursuant hereto and a copy of this prospectus delivered therewith) deliver the shares offered hereby to close out such transactions;

         o may engage in the sale of such shares through equity-swaps or the purchase or sale of options; and/or

         o may pledge the shares offered hereby to a broker or dealer or other financial institution, and upon default, the broker or dealer may effect sales of the pledged shares by delivery of this prospectus or as otherwise described herein or any combination thereof.

         The sale price to the public may be the market price for common stock prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the selling shareholders determine from time to time. The shares offered hereby may also be sold pursuant to Rule 144 under the Securities Act without delivery of this prospectus. The selling shareholders will have the sole discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time. There can be no assurance that all or any part of the shares offered hereby will be sold by the selling shareholders.

         The selling shareholders or their respective pledgees, donees, transferees or other successors-in-interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling security holder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.

         The selling shareholders, alternatively, may sell all or any part of the shares offered hereby through an underwriter. No selling shareholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus. To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution.

         The selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Therefore, any selling shareholder that may be deemed to be an underwriter will be subject to prospectus delivery requirements under the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         To comply with the securities laws of certain jurisdictions, the shares offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. Under applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in its ability to engage in market activities with respect to such shares. The selling shareholders, for example, will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, including, without limitation, Regulation M, which provisions may restrict certain activities of the selling shareholders and limit the timing of purchases and sales of any shares of common stock by the selling shareholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares offered by this prospectus.

         We have agreed to pay certain expenses of the offering and issuance of the shares of common stock covered by this prospectus, including the printing, legal and accounting expenses we incur and the registration and filing fees imposed by the SEC.

         Upon a sale of common stock pursuant to this registration statement of which this prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates. We will not pay brokerage commissions or taxes associated with sales by the selling shareholders.

         This offering will terminate on the earlier of (a) the date on which the shares are eligible for resale without restrictions in accordance with Rule 144(k) under the Securities Act or (b) the date on which all shares offered by this prospectus have been sold by the selling shareholders.

                        SEC'S POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our certificate of incorporation provides that we will undertake to indemnify our officers, directors, employees and agents against certain liabilities and expenses incurred by them in any proceeding commenced against them in those capacities if they acted in good faith and in a manner the reasonably believed to be in or not opposed to our best interests. However, if such proceedings are commenced by us, or by another in our right, no indemnification shall be provided in respect of any claim, issue or matter as to which such officer, director, employee or agent shall have been adjudged to be liable to us, unless and only to the extent that the Superior Court of the State of New Jersey or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

         Our certificate of incorporation also provided that, to the fullest extent permitted by law, none of our officers or directors shall be personally liable to us or our shareholders for monetary damages for breach of any duty owed to as an officer or director, except with respect to

         o a breach of such person's duty of loyalty to us or our shareholders;

         o acts or omissions not in good faith or involving a knowing violation of law; or

         o resulting in receipt by such person of an improper personal benefit.

         Our Bylaws provide that every person who is or was our director, officer, employee or agent, or any person who serves or has served in any capacity with any other enterprise at our request, if the Board of Directors, in the exercise of its sole discretion so determines, may be indemnified by us to the fullest extent permitted by law.

         We have entered into agreements with each of our directors and executive officers that, in addition to providing for their indemnification, also obligates us to pay their reasonable expenses, which include attorneys' fees, incurred by them in connection with the defense of proceedings for which indemnification may be available to them.

         We maintain liability insurance on behalf of any person who is or was our director, officer, employee or agent and any person who serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at our request.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to any of our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by, such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         There is no pending litigation or proceeding involving a director or officer as to which indemnification is being sought. We are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered by this prospectus has been passed upon for us by Arent Fox PLLC, New York, New York.


                                     EXPERTS

         The Consolidated Financial Statements of Mikron Infrared, Inc. incorporated by reference in this Prospectus constituting a part of this Registration Statement, have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         The SEC allows us to "incorporate by reference" into this prospectus some of the information we have already filed with the SEC. As a result, we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not contained in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus. Moreover, later information filed with the SEC by us in the future will update and supersede this information and similarly, be considered to be a part of this prospectus. We incorporate by reference:

         o        our Annual Report on Form 10-KSB for the year ended October
                  31, 2003;

         o our Quarterly Report on Form 10-QSB for the quarter ended January 31, 2004

         o our Quarterly Report on Form 10-QSB for the quarter ended April 30, 2004

         o the Proxy Statement for our Annual Meeting of Shareholders held on April 26, 2004;

         o our Quarterly Report on Form 10-Q for the quarter ended July 31, 2004; and

         o the description of our common stock contained in our Registration Statement on Form SB-2 filed on December 9, 2003.

         In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or incorporated herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

         Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents), will be provided without charge to any person, without charge, upon written or oral request. Requests for such copies should be directed to us at 16 Thornton Road, Oakland, New Jersey 07436, Attention: Chief Financial Officer, telephone: (201) 405-0900.

         We file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room of the SEC by mail at prescribed rates. For more information about the public reference facilities of the SEC, you can call the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains the information that we have filed with them. The address of the SEC's website is http://www.sec.gov.

         We have filed with the SEC a registration statement on Form S-8 under the Securities Act covering the sale of the common stock offered in this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information included in the registration statement or in the exhibits to the registration statement. For further information about us and the securities offered by this prospectus, you should read the registration statement and the exhibits filed with the registration statement. You may obtain copies of the registration statement and exhibits from the SEC upon payment of a fee prescribed by the SEC or examine the documents, free of charge, at the public reference facilities or Internet website referred to above.

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents that we filed with the SEC are incorporated herein by reference:

         o        our Annual Report on Form 10-KSB for the year ended October
                  31, 2003;

         o our Quarterly Report on Form 10-QSB for the quarter ended January 31, 2004

         o our Quarterly Report on Form 10-QSB for the quarter ended April 30, 2004

         o the Proxy Statement for our Annual Meeting of Shareholders held on April 26, 2004;

         o our Quarterly Report on Form 10-Q for the quarter ended July 31, 2004; and

         o the description of our common stock contained in our Registration Statement on Form SB-2 filed on December 9, 2003.

         All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended subsequent to the filing hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14A:3-5 of the Business Corporation Act of the State of New Jersey provides for the indemnification of a director or officer under certain circumstances against reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of a proceeding brought against him or her by reason of his or her being a director or officer.

         We have entered into indemnity agreements with all of our directors and executive officers. Those indemnity agreements provide that our officers and directors will be indemnified to the fullest extent permitted by our certificate of incorporation and/or New Jersey law, as amended from time to time, and that absent an adjudication of willful misconduct, breach of a duty of loyalty to us or conduct which results in a personal profit to which a particular officer or director is not legally entitled, our directors and officers shall be indemnified against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or incurred in defending any proceeding on account of their services as a director or officer of our company (or any other company when they are serving in such a capacity at our request).

         We would not be liable under the indemnity agreements in respect of any suit in which judgment is rendered against the indemnitee for any transaction in violation of Section 16(b) of the Securities Exchange Act of 1934. The indemnity agreements also provide for advance payment of indemnifiable expenses without requiring a case-by-case determination of whether such expenses should be paid.

         Under these agreements the right to advance payment is also subject to the obligation to reimburse us if it is found that such person was not entitled to such indemnification.

         We maintain liability insurance on behalf of any person who is or was our director, officer, employee or agent or who serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at our request as permitted under Article XI of our By-laws.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

3.1 Certificate of Incorporation, as amended through September 29, 1989, incorporated herein by reference to Exhibit (3)-2 to our Registration Statement on form S-18 (No. 33-2653-NY) (the "S-18 Registration Statement").

3.2 Certificate of Amendment to our Certificate of Incorporation, effective October 13, 1989, incorporated herein by reference to Exhibit (3)-3 to the S-18 Registration Statement.

3.3 Certificate of Amendment to our Certificate of Incorporation, effective August 31, 1999, incorporated herein by reference to Exhibit 3.3 to our Annual Report on Form 10-K for the fiscal year ended October 31, 1999.

3.4 Certificate of Amendment to our Certificate of Incorporation, effective June 19, 2002

3.5 Our By-laws, incorporated herein by reference to Exhibit 3.4 to our Registration Statement on Form SB-2 December 9, 2003 (the "SB-2 Registration Statement").

4.1 Specimen common stock certificate, incorporated herein by reference to Exhibit (4)-1 of the S-18 Registration Statement.

4.2 Amended and Restated Omnibus Stock Incentive Plan, incorporated herein by reference to Exhibit 4.2 to our SB-2 Registration Statement.

4.3 Option for the Purchase of Shares of Common Stock dated the 27th day of October, 1999 granted by us to John Chynoweth

5.1      Opinion and consent of our counsel

23.1     Consent of BDO Seidman, LLP

23.2     Consent of our counsel (included in Exhibit 5.1)

24.1     Power of Attorney (See p. II-5)

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering.

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         (b) Filings incorporating subsequent Exchange Act documents by reference. For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of New Jersey, on September 30, 2004.


                                MIKRON INFRARED, INC.

                                By: /s/ Gerald D. Posner
                                    ---------------------------------------
                                        GERALD D. POSNER
                                        CHIEF EXECUTIVE OFFICER


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald D. Posner and Paul A. Kohmescher and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person on behalf of the Registrant and in the capacities and on the date indicated.



       SIGNATURE                                   CAPACITIES                             DATE
       ---------                                   ----------                             ----
                                      Chief (Principal) Executive Officer;
     /s/ Gerald D. Posner                             Director                       Sept. 30, 2004
--------------------------------
   GERALD D. POSNER

                                         Vice President; Chief Financial
    /s/ Paul A. Kohmescher                Officer and Principal Accounting           Sept. 30, 2004
--------------------------------                     Officer
  PAUL A. KOHMESCHER

                                       Executive Vice President; Director
    /s/ Dennis L. Stoneman                                                           Sept. 30, 2004
--------------------------------
  DENNIS L. STONEMAN

                                        Chief Technical Officer; Director
     /s/ Keikhosrow Irani                                                            Sept. 30, 2004
--------------------------------
   KEIKHOSROW IRANI

                                                    Director
    /s/ Lawrence C. Karlson                        (Chairman)                        Sept. 30, 2004
--------------------------------
  LAWRENCE C. KARLSON

                                                    Director
   /s/ William J. Eckenrode                                                          Sept. 30, 2004
--------------------------------
 WILLIAM J. ECKENRODE

                                                    Director
      /s/ Henry M. Rowan                                                             Sept. 30, 2004
--------------------------------
    HENRY M. ROWAN
